UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2018

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2018, Astrotech Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Thomas B. Pickens III, the Chief Executive Officer and Chairman of the Board of Directors of the Company and an accredited investor (each individually, an “Investor” and, collectively, the “Investors”).

Pursuant to the Agreement, the Company agreed to sell an aggregate of 866,950 shares of its series B convertible preferred stock, par value $0.001 per share (the “Preferred Shares”) and 409,645 of its shares of common stock, par value $0.001 per share (the “Common Shares”) for aggregate gross proceeds of $2,999,998.25 (the “Offering”). Pursuant to the Agreement, the Company agreed to sell to Mr. Pickens an aggregate of 866,950 Preferred Shares and sell to the other Investor an aggregate of 409,645 Common Shares, each at a purchase price equal to $2.35 per share which was equal to the closing price on The NASDAQ Capital Market on October 8, 2018. The Preferred Shares are convertible into an aggregate of 866,950 Common Shares. As a condition to conversion, the Preferred Shares will automatically convert into the Common Shares upon receipt of shareholder approval in accordance with NASDAQ Listing Rule 5635(b). The terms of the Preferred Shares are set forth under Item 5.03 below.

The transactions contemplated by the Agreement were approved by the Company’s board of directors and its audit committee and the closing of the Offering occurred on October 9, 2018.

On October 9, 2018, in connection with the Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor other than Mr. Pickens. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 15 business days after the closing of the Offering for purposes of registering the resale of the Common Shares. The Company agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC as soon as practicable.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, and covenants contained in the Agreement were made only for purposes of such Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities issued by the Company pursuant to the Agreement and to be issued upon conversion of the Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the SEC, and on similar exemptions under applicable state laws.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 9, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Preferred Shares with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The following is only a summary of the Certificate of Designation and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of Preferred Shares designated shall be up to 866,950. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $2.35 (the “Stated Value”).

Dividends. The holder shall be entitled to receive, and the Company shall pay, dividends on shares of preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on the Preferred Shares.

Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Shares shall have no voting rights. However, as long as any Preferred Shares are outstanding, the Corporation shall not, without the affirmative vote of the Holders of the Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Preferred Shares or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Preferred Shares, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized Preferred Shares, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation. Upon any Liquidation (as defined in the Certificate of Designation), the holder shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each Preferred Share before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Certificate of Designation). A Fundamental Transaction or Change of Control Transaction (each as defined in the Certificate of Designation) shall not be deemed a Liquidation.

Fundamental Transaction. If, at any time while the Preferred Shares are outstanding, upon a Fundamental Transaction, the Holder shall have the right to receive, for each Conversion Share (as defined in the Certificate of Designation) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any Alternate Consideration (as defined in the Certificate of Designations) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Preferred Shares are convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction.

Automatic Conversion. On the first Trading Day after the Company obtains Shareholder Approval (as defined in the Certificate of Designation), all outstanding Preferred Shares shall automatically be converted into such number of shares of common stock as determined by dividing the Stated Value by the Conversion Price then in effect.

Item 8.01. Other Events.

On October 9, 2018, the Company issued a press release regarding the Offering.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as filed with the Delaware Secretary of State on October 9, 2018.
10.1	Securities Purchase Agreement, dated October 9, 2018, by and between Astrotech Corporation and the Investors signatory thereto.
10.2	Registration Rights Agreement, dated October 9, 2018, by and between Astrotech Corporation and the Investors signatory thereto.
99.1	Press Release dated October 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer

Date: October 12, 2018

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as filed with the Delaware Secretary of State on October 9, 2018.
10.1	Securities Purchase Agreement, dated October 9, 2018, by and between Astrotech Corporation and the Investors signatory thereto.
10.2	Registration Rights Agreement, dated October 9, 2018, by and between Astrotech Corporation and the Investors signatory thereto.
99.1	Press Release dated October 9, 2018.